UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2014

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, Kennametal Inc. (“Kennametal” or the “Company”) announced the appointment of Donald (Don) A. Nolan to serve as President and Chief Executive Officer of the Company. Mr. Nolan has also been appointed to serve as a member of the Board of Directors of the Third Class to hold office until the Annual Meeting of Shareowners in 2016 and until a successor shall have been elected and shall qualify or until his earlier death, resignation or removal. At the same time, the Board of Directors also appointed Mr. William R. Newlin, an independent member of the Board of Directors, to serve as the Chairman of the Board effective November 17, 2014. Mr. Newlin previously served as the Lead Director of the Board. The Company issued a press release reporting these appointments on November 17, 2014, a copy of which is attached hereto as Exhibit 99.1.

Mr. Nolan will succeed Carlos Cardoso, the Company’s current Chairman, President and CEO, as President and Chief Executive Officer, and Mr. Newlin will succeed Mr. Cardoso as Chairman of the Board. Mr. Cardoso had previously announced his intention to retire from the Company by December 31, 2014. As part of the clear-cut, transparent transition of immediate effect, Mr. Cardoso resigned as Chairman, President and CEO effective November 17, 2014, and he will continue to serve the Company as an employee until his retirement on December 31, 2014.

Mr. Nolan, age 53, previously served Avery Dennison Corporation since 2008, becoming president of its $4.5 billion Materials Group in 2012, where he increased innovation, growth and profitability. Prior to that, he advanced in leadership roles at several industrial peers, including Valspar Corporation; Loctite Corporation; and Ashland Chemical Company. Earlier in his career, Mr. Nolan held sales positions at General Electric Company and at Latrobe Steel, then a subsidiary of The Timken Company. Mr. Nolan holds a Bachelor of Science in Materials and Metallurgical Engineering from the University of Michigan, a Master of Science in Mechanical Engineering from Rensselaer Polytechnic Institute; and a Master of Business Administration from the University of Michigan.

In connection with his appointment as President and Chief Executive Officer, Mr. Nolan will be entitled to the following:

•	Annual base salary of $900,000.

•	Cash signing bonus of $400,000, to be repaid in full if Mr. Nolan voluntarily resigns from the Company on or before November 17, 2015.

•	A special long-term incentive grant on December 1, 2014 to be made under Kennametal’s Stock and Incentive Plan of 2010 (as amended and restated on October 22, 2013) (the “LTIP Plan”) with a total value of $2,000,000, consisting of 50% stock options and 50% restricted stock units, which will vest in equal parts over a 4 year period, with one-quarter vesting on December 1 of each of 2015, 2016, 2017 and 2018.

•	Participation in the Company’s Prime Bonus Plan with a target bonus of 120% of annual base salary. Achievement of 2015 Prime Bonus to be measured in two parts: (1) part 1 target amount equal to 100% of base salary based on achievement of Company’s performance goals for 2015 (this portion will be pro-rated for the seven months worked in fiscal 2015) and (2) part 2 target amount equal to 20% of base salary paid based on achievement of specified goals set by the compensation committee (this portion will not be pro-rated for 2015).

•	On August 1, 2015, subject to Board approval, Mr. Nolan will be eligible to receive an additional long-term incentive grant with a total value of $2,500,000 under the Company’s LTIP Plan, which will consist 50% of Performance Stock Units (PSUs), 30% of Stock Options and 20% of Restricted Stock Units (RSUs). RSUs and Stock Options vest over a four-year period, with one-quarter vesting on each anniversary date of the grant. PSUs cliff vest after 3 years and are subject to achievement of company performance goals in each of the 3 fiscal years in the term.

•	Relocation assistance under the Company’s relocation policy.

•	Participation in all general employee benefit plans and programs as well as participation in the Company’s Executive Retirement Program.

In connection with his employment, Mr. Nolan has entered into an employment agreement with Kennametal, effective as of November 17, 2014. Among other things, the employment agreement provides that if Mr. Nolan’s employment with Kennametal is terminated without cause during the term of the agreement, he will receive the continuance of base salary (at the rate in effect at the date of termination) for 12 months following the termination. In addition, the employment agreement provides that if Mr. Nolan resigns for good reason or if terminated by the Company without cause within six months prior to a change in control of the Company, or within 24 months following a change in control of the Company, he will receive a payment equal to two times his base salary and two times his target bonus. A copy of the employment agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Similarly, the award agreements for the special long-term incentive grant to be made on December 1, 2014 provide that the vesting of any unvested equity will be accelerated only on an involuntary termination of Mr. Nolan following a change in control. Copies of the forms of the award agreements are being filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item.

The descriptions of the employment agreement and the award agreements for the special long-term incentive grant are not complete and are qualified in their entirety by reference to the agreements filed as exhibits to this Current Report on Form 8-K.

Item 8.01	Other Events.

On November 17, 2014, the Company issued a press release announcing Mr. Nolan’s appointment as President and Chief Executive Officer and as a director of the Company and Mr. Newlin as the Chairman of the Board. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Officer’s Employment Agreement dated November 1, 2014

10.2	Form of Stock Option Award Agreement

10.3	Form of Restricted Stock Unit Award Agreement

99.1	Press Release dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2014	Kennametal Inc.

	By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Vice President, Secretary and General Counsel